UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012 (December 4, 2012)

MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 4, 2012, MISONIX, INC. (the “Company”) held its Annual Meeting of Shareholders. At that meeting, shareholders (i) re-elected the six incumbent directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified; (ii) approved the 2012 Employee Equity Incentive Plan; (iii) approved the 2012 Non-Employee Director Stock Option Plan and (iv) ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

The following table sets forth the final results of the total shares voted on the election of directors:

VOTES

	For	Withheld	Broker Non-Votes

Michael A. McManus, Jr.	1,823,043	620,075	3,404,349
Howard Alliger	1,821,850	621,268	3,404,349
T. Guy Minetti	2,423,398	19,720	3,404,349
Thomas F. O’Neill	2,403,933	39,185	3,404,349
John W. Gildea	2,423,933	19,185	3,404,349
Charles Miner, III, MD	2,412,033	31,085	3,404,349

The following table sets forth the final results of the total shares voted on the approval of the 2012 Employee Equity Incentive Plan:

VOTES

For	Against	Abstain	Broker Non-Votes

1,704,645	725,603	12,870	3,404,349

The following table sets forth the final results of the total shares voted on the approval of the 2012 Non-Employee Director Stock Option Plan:

VOTES

For	Against	Abstain	Broker Non-Votes

1,684,471	756,677	1,970	3,404,349

The following table sets forth the final results of the total shares voted on the selection of Grant Thornton LLP:

VOTES

For	Against	Abstain

5,751,615	59,406	36,446

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2012	MISONIX, INC.

	By:	/s/ Richard Zaremba
Richard Zaremba
Senior Vice President and Chief Financial Officer